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                                                                    EXHIBIT 23.3

[LOGO APPEARS HERE]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

         As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the use of our reserve report as of January 1, 2001 and to all references to our firm included in or made part of the Mission Resources Corporation's Form 8-K to be filed with the Securities and Exchange Commission on or about July 12, 2001.

                                            NETERLAND, SEWELL & ASSOCIATES, INC.


                                            By: /s/ DANNY D. SIMMONS
                                            ----------------------------------
                                                Danny D. Simmons
                                                Senior Vice-President

July 12, 2001
Houston, Texas